Exhibit 99.1

FOR IMMEDIATE RELEASE

Doni Fordyce

L-1 Investment Partners

203-504-1109

dfordyce@l-1ip.com

Viisage Files Application to List on the NYSE Upon Close of the Merger with Identix

Viisage and Identix Shares to Simultaneously De-List from NASDAQ

BILLERICA, Mass. and MINNETONKA, MN – August 18, 2006 –Viisage Technology, Inc. (NASDAQ: VISG) and Identix Incorporated (NASDAQ: IDNX) announced today Viisage has filed an application with the New York Stock Exchange (NYSE) for the listing of its securities on the NYSE following the closing of the pending merger between Viisage and Identix. The merger is expected to close on August 29, 2006, subject to customary closing conditions, including requisite approvals by the stockholders of both companies. The Company has requested that its shares begin trading on the NYSE under the symbol “ID” on August 30, 2006. Both Viisage and Identix have notified NASDAQ of their intention to be de-listed from NASDAQ following the merger close. Viisage trading on NASDAQ is scheduled to be suspended at the opening of business on August 30, 2006.

About Viisage Technology, Inc.

Viisage delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or be granted other privileges. With more than 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes IdentityTOOLS(TM) SDK, Viisage PROOF(TM), FaceEXPLORER(R), iA-thenticate(R), ID-GUARD(R), BorderGuard(R), PIER(TM), HIIDE(TM), AutoTest(TM), FacePASS(TM) and FaceFINDER(R).

About Identix Incorporated

Identix Incorporated (Nasdaq:IDNX) is the world’s leading multi-biometric technology company. Identix provides fingerprint, facial and skin biometric technologies, as well as systems, and critical system components that empower the identification of individuals in large-scale ID and ID management programs. The Company’s offerings include live scan systems and services for biometric data capture, mobile systems for on-the-spot ID, and backend standards-based modules and software components for biometric matching and data mining. Identix products are used to conduct background checks, speed travel and commerce via secure identification documents, prevent identity fraud in large-scale government and civil ID programs, and control access to secure areas and networks. With a global network of partners, such as leading system integrators, defense prime contractors and OEMs, Identix serves a broad range of markets including government, law enforcement, gaming, finance, travel, transportation, corporate enterprise and healthcare. More information on Identix can be accessed via the Company web site at http://www.identix.com.

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Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Such risks and uncertainties include, among others, the following risks: that the merger with Identix will not close, that shareholder approval will not be obtained, that the closing will be delayed, and that the Company will not be accepted for listing on the NYSE.